Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders

Nuveen New Jersey Investment Quality Municipal Fund, Inc.
33-38450
811-6264

A special meeting of shareholders was held in the offices of Nuveen Investments on October 12, 2007, at this meeting shareholders were asked to vote on a New Investment
Management Agreement and to ratify the selection of Ernst and Young LLP as the funds independent registered public accounting firm.

To approve a new investment management agreement<s>
 Common and MuniPreferred shares voting together as a class <c>
  MuniPreferred shares voting together as a class <c>
   For
           10,079,221
                          -
   Against
                530,881
                          -
   Abstain
                393,109
                          -
   Broker Non-Votes
             3,851,571
                          -
      Total
           14,854,782
                          -
To ratify the selection of Ernst & Young LLP as the independent registered public accounting firm for the current fiscal year<s>
   For
           14,402,294
                          -
   Against
                233,947
                          -
   Abstain
                218,541
                          -
      Total
           14,854,782
                          -

Proxy materials are herein incorporated by reference to the SEC filing on August 22, 2007, under Conformed Submission Type DEF 14A, accession number 0000950137-07-012860.